Fourth Quarter and Full-Year 2017 FOURTH QUARTER AND FULL-YEAR 2017 RESULTS February 23, 2018

Fourth Quarter and Full-Year 20172 FORWARD LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballet initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. We present “electricity gross margin” per diluted share of common stock. Gross margin refers to operating revenues less fuel and purchased power expenses. Gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). We view gross margin as an important performance measure of the core profitability of our operations, and is used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses.

Fourth Quarter and Full-Year 20173 CONSOLIDATED EPS COMPARISON 2017 VS. 2016 $0.19 $0.47 2017 2016 4th Quarter GAAP Net Income $4.35 $3.95 2017 2016 Full-Year GAAP Net Income

Fourth Quarter and Full-Year 20174 Adjusted O&M(1) $(0.27) EPS VARIANCES 4TH QUARTER 2017 VS. 4TH QUARTER 2016 4Q 2016 4Q 2017 $0.47 $0.19 D&A $(0.13) Other, net $(0.04) Other Taxes $(0.06) Adjusted Gross Margin(1) $0.29 Effective Tax Rate $(0.07)Gross Margin Rate Increase $ 0.17 Sales / Usage $ 0.05 LFCR $ - Transmission $ 0.06 Weather $ (0.03) Other $ 0.04 (1) Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. See non-GAAP reconciliation in Appendix.

Fourth Quarter and Full-Year 20175 EPS VARIANCES FULL YEAR 2017 VS. 2016 (1) Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. See non-GAAP reconciliation in Appendix. Adjusted Gross Margin(1) $0.85 Adjusted O&M(1) $(0.03) D&A $(0.27) Other, net $(0.03) Interest, net of AFUDC $(0.02) $3.95 $4.35 2016 2017 Other Taxes $(0.10) Gross Margin Rate Increase $ 0.30 Sales / Usage $ 0.13 LFCR $ 0.08 Transmission $ 0.23 Weather $ 0.03 Other $ 0.08

Fourth Quarter and Full-Year 20176 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 U.S. Phoenix ECONOMIC INDICATORS Arizona and Metro Phoenix remain attractive places to live and do business E Year over Year Employment Growth1 Above-average job growth in tourism, health care, manufacturing, financial services, and construction Maricopa County ranked #1 in U.S. for population growth in 2016 - U.S. Census Bureau March 2017 Scottsdale ranked best place in the U.S. to find a new job in 2017; 4 other valley cities ranked in Top 20 - WalletHub January 2017 2017 housing construction at highest level since 2007 Vacancy rates in office and retail space have fallen to pre-recessionary levels 0 10,000 20,000 30,000 40,000 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 Single Family Multifamily Projected Single Family & Multifamily Housing Permits Maricopa County Arizona population surpassed 7 million in 2017 1 Employment data is based on CPS as of December 2017 Arizona #1 state in the country in 2017 for in-bound moves - North American Moving Services January 2018

Fourth Quarter and Full-Year 20177 EPS GUIDANCE AS OF FEBRUARY 23, 2018 2017 EPS 2018 Guidance Raising 2018 Guidance Range 1 $4.35 $4.35 - $4.55 + Rate increase* + Adjustment mechanisms, primarily Transmission Cost Adjustor (TCA) and Lost Fixed Cost Recovery (LFCR) + Selective Catalytic Reduction (SCR) and Ocotillo deferrals* + Modest sales growth – Higher D&A due to plant additions and rates* – Higher O&M, primarily planned fossil outages – Higher Taxes Other Than Income Taxes, primarily higher property taxes* – Higher Interest Key Drivers 2017 - 2018 1 Prior 2018 EPS Guidance: $4.25 - $4.45 * 2017 Rate Review Order specific items. See key factors and assumptions in appendix.

Fourth Quarter and Full-Year 2017 APPENDIX

Fourth Quarter and Full-Year 20179 2018 EPS GUIDANCE Key Factors & Assumptions as of February 23, 2018 2018 Electricity gross margin* (operating revenues, net of fuel and purchased power expenses) $2.47 - $2.52 billion • Retail customer growth about 1.5–2.5% • Weather-normalized retail electricity sales volume about 0.5-1.5% higher compared to prior year • Assumes normal weather Operating and maintenance (O&M)* $860 – $880 million Other operating expenses (depreciation and amortization, Four Corners SCRs and Ocotillo deferrals, taxes other than income taxes, and other miscellaneous expenses) $790 – $810 million Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC $65 million) $180 – $190 million Net income attributable to noncontrolling interests $20 million Effective tax rate 18% Average diluted common shares outstanding ~113 million EPS Guidance $4.35 - $4.55 * Excludes O&M of $85 million, and offsetting revenues, associated with renewable energy and demand side management programs.

FINANCIAL OUTLOOK

Key Factors & Assumptions as of February 23, 2018

Gross Margin – Customer and Sales Growth (2018-2020)

Assumption	Impact
Retail customer growth	• Expected to average about 2-3% annually • Modestly improving Arizona and U.S. economic conditions
Weather-normalized retail electricity sales volume growth	• About 0.5–1.5%

Gross Margin – Related to 2017 Rate Review Order

Assumption	Impact
Lost Fixed Cost Recovery (LFCR)	• Offsets 30-40% of revenues lost due to ACC-mandated energy efficiency and distributed renewable generation initiatives
Environmental Improvement Surcharge (EIS)	• Assumed to recover up to $14 million annually of carrying costs for government-mandated environmental capital expenditures (cumulative per kWh cap rate of $0.00050)
Power Supply Adjustor (PSA)	• 100% recovery • Includes certain environmental chemical costs and third-party battery storage
Transmission Cost Adjustor (TCA)	• TCA is filed each May and automatically goes into rates effective June 1 • Transmission revenue is accrued each month as it is earned.
APS Solar Communities	• Additions to flow through RES until next base rate case
Four Corners Units 4 and 5 SCRs	• 2019 step increase

Property Tax Rate Deferral: APS is allowed to defer for future recovery (or credit to customers) the Arizona property tax expense above (or below) the 2015 test year caused by changes to the applicable composite property tax rate.

Outlook Through 2019: Goal of earning more than 9.5% Return on Equity (earned Return on Equity based on average Total Shareholder's Equity for PNW consolidated, weather-normalized)

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PINNACLE WEST CAPITAL CORPORATION

Fourth Quarter and Full-Year 201711 TAX REFORM Tax Cuts and Jobs Act provides benefits to both our customers and shareholders Regulatory Steps − Received ACC approval of $119M annual rate reduction reflecting lower corporate tax rate through the Tax Expense Adjustor Mechanism (TEAM) − Second filing under the TEAM expected later in 2018 to return excess deferred income taxes to customers − FERC guidance on the rate reduction for transmission customers expected in 2018 Key Impacts Recap of Excess Deferred Taxes ($ millions) As of December 31, 2017 Total Regulated Excess Deferred Taxes $1,140 Depreciation Related Excess Deferred Taxes (to be returned over the life of property) $1,020 - $1,040 Non-Depreciation Related Excess Deferred Taxes $100 - $120 2017 Tax Reform Impacts ($ millions) Income Tax Expense Regulatory Liability Revaluation of Regulated Deferred Taxes (includes gross up) $1,520 Revaluation of Non-Regulated Deferred Taxes $9 Total PNW Impacts $9 $1,520 Rate Base Growth − Higher incremental rate base of $150 million per year in 2018 and 2019 Continued Interest Deductibility − Majority of Pinnacle West debt likely allocable to regulated operations and excluded from any limitation Cash Taxes − Minimal cash tax payments through 2018 due to existing $85M in tax credit carryforwards

Fourth Quarter and Full-Year 201712 $218 $282 $241 $198 $235 $120 $9 $193 $91 $22 $46 $3 $16 $24 $17 $174 $148 $215 $180 $419 $444 $541 $617 $99 $80 $101 $153 2017 2018 2019 2020 APS CAPITAL EXPENDITURES Capital expenditures are funded primarily through internally generated cash flow ($ Millions) $1,341 $1,181 Other Distribution Transmission Renewable Generation Environmental(1) Traditional Generation Projected $1,153 New Gas Generation(2) • The chart does not include capital expenditures related to 4CA’s 7% interest in the Four Corners Power Plant Units 4 and 5 of $29 million in 2017, $15 million in 2018, $7 million in 2019 and $6 million in 2020. • 2018 – 2020 as disclosed in 2017 Form 10-K. (1) Includes Selective Catalytic Reduction controls at Four Corners with in-service dates of Q4 2017 (Unit 5) and Q1 2018 (Unit 4) (2) Ocotillo Modernization Project: 2 units scheduled for completion in Q4 2018, 3 units scheduled for completion in Q1 2019 $1,211

Fourth Quarter and Full-Year 201713 RATE BASE APS’s revenues come from a regulated retail rate base and meaningful transmission business $6.8 $9.1 $1.4 $1.8 2016 2017 2018 2019 2020 APS Rate Base Growth Year-End ACC FERC Total Approved Rate Base Projected ACC FERC Rate Effective Date 8/19/2017 6/1/2017 Test Year Ended 12/31/20151 12/31/2016 Rate Base $6.8B $1.4B Equity Layer 55.8% 55% Allowed ROE 10.0% 10.75% 1 Adjusted to include post test-year plant in service through 12/31/2016 83% 17% Generation & Distribution Transmission Rate base $ in billions, rounded Rate Base Guidance: 6-7% Average Annual Growth Rate

Fourth Quarter and Full-Year 201714 OPERATIONS & MAINTENANCE Goal is to keep O&M per kWh flat, adjusted for planned outages 751 753 734 756 770 785 - 795 37 52 38 72 63 75 - 85$788 $805 $772 $828 $833 $860 - $880 2013 2014 2015 2016 2017 2018E* PNW Consolidated ex RES/DSM** Planned Fleet Outages * 2018 excludes impacts related to the adoption of the new accounting standard regarding the presentation of pension and postretirement benefit costs. See Notes 2 and 7 in the 2017 Form 10-K for additional information. ** Excludes RES/DSM of $137 million in 2013, $103 million in 2014, $96 million in 2015, $83 million in 2016, $91 million in 2017 and $85 million in 2018E. ($ Millions)

Fourth Quarter and Full-Year 201715 Palo Verde Generating Station − Palo Verde will continue to have two refueling outages each year (18 months cycles for each of the three units) − APS’s share of the annual planned outage expense at Palo Verde has been between $18 - $22 million per year since 2013 − Equipment testing, inspections, and plant modifications are performed during the outages that cannot be done while the unit is online − Outage duration and cost are driven by scope of planned work as well as emergent work identified during the outage Gas/Oil Plants − No planned cycles; major maintenance outages are based on run hours and/or the number of starts and overall plant condition − Increasing levels of solar generation, participation in Energy Imbalance Market, and low gas prices have resulted in increased starts Coal Plants − Major maintenance outage cycles are typically between 6 to 8 years PLANNED OUTAGE CYCLES The length of time between outages varies from plant to plant

Fourth Quarter and Full-Year 201716 Credit Ratings (1) • A- or equivalent ratings or better at S&P, Moody’s and Fitch 2017 Major Financing Activities • $250 million re-opening in March of APS’s outstanding 4.35% senior unsecured notes due November 2045 • $300 million 10-year 2.95% APS senior unsecured notes issued in September • $300 million 3-year 2.25% PNW senior unsecured notes issued in November 2018 Major Financing Activities • Currently expect up to $600 million of long-term debt issuance at APS (1) We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. BALANCE SHEET STRENGTH $82 $600 $250 $300 $- $100 $200 $300 $400 $500 $600 2018 2019 2020 APS PNW ($Millions) Long-Term Debt Maturity Schedule

Fourth Quarter and Full-Year 201717 2017 RATE REVIEW ORDER* EFFECTIVE AUGUST 19, 2017 Key Financial Proposals – Base Rate Changes Annualized Base Rate Revenue Changes ($ millions) Non-fuel, Non-depreciation Base Rate Increase $ 87.2 Decrease fuel and Purchased Power over Base Rates (53.6) Increase due to Changes in Depreciation Schedules 61.0 Total Base Rate Increase $ 94.6 Key Financial Assumptions Allowed Return on Equity 10.0% Capital Structure Long-term debt 44.2% Common equity 55.8% Base Fuel Rate (¢/kWh) 3.0168 Post-test year plant period 12 months *The ACC’s decision is subject to appeals.

Fourth Quarter and Full-Year 201718 Key Proposals – Revenue Requirement Four Corners • Cost deferral order from in-service dates to incorporation of SCRs in rates using a step-increase no later than January 1, 2019 Ocotillo Modernization Project • Cost deferral order from in-service dates to effective date in next rate case Power Supply Adjustor (PSA) • Modified to include certain environmental chemical costs and third-party battery storage Property Tax Deferral • Defer for future recovery the Arizona property tax expense above or below the test year rate Key Proposals – Rate Design Lost Fixed Cost Recovery (LFCR) • Modified to be applied as a capacity (demand) charge per kW for customer with a demand rate and as a kWh charge for customers with a two-part rate without demand Environmental Improvement Surcharge (EIS) • Increased cumulative per kWh cap rate from $0.00016 to a new rate of $0.00050 and include a balancing account Time-of-Use Rates (TOU) • Modified on-peak period for residential, and extra small through large general service to 3:00 pm – 8:00 pm weekdays • After September 1, 2018, a new TOU rate will be the standard rate for all new customers (except small use) Distributed Generation • New DG customers eligible for TOU rate with Grid Access Charge or Demand rates • Resource Comparison Proxy (RCP) for exported energy of $0.129/kWh in year one APS Solar Communities • New program for utility-owned solar distributed generation, recoverable through the Renewable Energy Adjustment Clause (RES), to be no less than $10 million per year, and not more than $15 million per year Other Considerations Rate Case Moratorium • No new general rate case application before June 1, 2019 (3-year stay-out) Self-Build Moratorium • APS will not pursue any new self-build generation (with exceptions) having an in-service date prior to January 1, 2022 (extended to December 31, 2027 for combined-cycle generating units) unless expressly authorized by the ACC 2017 RATE REVIEW ORDER* EFFECTIVE AUGUST 19, 2017 *The ACC’s decision is subject to appeals.

Fourth Quarter and Full-Year 201719 OCOTILLO MODERNIZATION PROJECT AND FOUR CORNERS SCRs Ocotillo Modernization Project Four Corners SCRs In-Service Dates Units 6, 7 – Fall 2018 Units 3, 4 and 5 – Spring 2019 Unit 5 – Late 2017 Unit 4 – Spring 2018 Total Cost (APS) $500 million $400 million Estimated Cost Deferral $45 million (through 2019) $30 million (through 2018) Accounting Deferral − Cost deferral from date of commercial operation to the effective date of rates in next rate case − Includes depreciation, O&M, property taxes, and capital carrying charge1 − Cost deferral from time of installation to incorporation of the SCR costs in rates using a step increase beginning in 2019 − Includes depreciation, O&M, property taxes, and capital carrying charge1 • Included in the 2017 Rate Review Order*, APS has been granted Accounting Deferral Orders for two large generation-related capital investments – Ocotillo Modernization Project: Retiring two aging, steam-based, natural gas units, and replacing with 5 new, fast-ramping, combustion turbine units – Four Corners Power Plant: Installing Selective Catalytic Reduction (SCR) equipment to comply with Federal environmental standards 1 APS will calculate the capital carrying charge using the 5.13% embedded cost of debt established in the 2017 Rate Review Order. *The ACC’s decision is subject to appeals.

FOUR CORNERS SCR RATE RIDER

APS will file for a rate increase in April 2018

Key Components of APS's Anticipated Request

Financial	Cost of Capital	Bill Impact
• Consistent with prior disclosed estimates	• 7.85% Return on Rate Base[2] – Weighted Average Cost of Capital (WACC)	• Rate rider applied as a percentage of base rates for all applicable customers
• $390 million[1] direct costs vs. $400 million[2] contemplated in APS's recent rate case	• 5.13% Return on Deferral[2] – Embedded Cost of Debt	• ~$65 million revenue requirement
• $40 million[1] in indirect costs (overhead, AFUDC)	• 5% Depreciation Rate – 20 year useful life (2038-depreciation study)	• ~2% bill impact
	• 5 Year Deferral Amortization	

[1] Estimate as of December 31, 2017
[2] Based on 2017 Rate Review Order

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PINNACLE WEST CAPITAL CORPORATION

Fourth Quarter and Full-Year 201721 • Funded status of the pension plan finished 2017 at 95%, up 7% from YE 2016. • The pension plan continues to employ a liability driven investment strategy in order to reduce volatility in the plan’s funded status. PENSION & OTHER POST RETIREMENT BENEFITS (“OPEB”) 88% 88% 95% YE 2015 YE 2016 YE 2017 Pension Funded Status(1) Expense(2) 2017A 2018E(3) Pension(1) $21 $8 OPEB $(18) $(13) Contributions 2017A 2018E 2019E 2020E Pension $100 Up to $250 OPEB $0.4 $0.0 $0.0 $0.0 Expense Assumptions 2017 2018 Discount Rate: Pension 4.08% 3.65% Expected Long-Term Return on Plan Assets: Pension 6.55% 6.05% (1) Excludes supplemental excess benefit retirement plan calculated on a PBO basis. (2) Excludes amounts capitalized or billed to electric generating plant joint owners. (3) Excludes impacts related to the adoption of the new accounting standard regarding the presentation of pension and postretirement benefit costs. See Notes 2 and 7 in the 2017 Form 10-K for additional information. Data as of February 23, 2018 ($ in millions)

Fourth Quarter and Full-Year 201722 484 680 832 715 1157 1158 1349 1141 1002 1189 1077 1168 1153 759 1267 1001 1291 1413 1364 2033 1603 1443 1283 14341463 1578 1843 1971 2495 3817 2210 3591 328 554 648 705 995 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 Applications 2016 Applications 2017 Applications 2018 Applications * Monthly data equals applications received minus cancelled applications. As of January 31, 2018, approximately 74,000 residential grid-tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 581 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site, but are not included in the chart above. RESIDENTIAL PV APPLICATIONS* 10 18 22 44 51 57 74 133 150 2 2009 2012 2014 2016 2018 Residential DG (MWdc) Annual Additions YTD

Fourth Quarter and Full-Year 201723 (4) 10 (13) 4 2 12 (10) (2) $(15) $(10) $(5) $0 $5 $10 $15 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GROSS MARGIN EFFECTS OF WEATHER VARIANCES VS. NORMAL Pretax Millions All periods recalculated to current 10-year rolling average (2005-2014) 2016 $(3) Million 2017 $2 Million

Fourth Quarter and Full-Year 201724 8 4 7 6 5 2 12 19 12 15 18 13 12 15 16 10 $0 $10 $20 $30 $40 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Renewable Energy Demand Side Management RENEWABLE ENERGY AND DEMAND SIDE MANAGEMENT EXPENSES* * Renewable energy and demand side management expenses are offset by adjustment mechanisms. Pretax Millions 2016 $83 Million 2017 $91 Million

2018 KEY DATES

ACC Key Dates / Docket #	Q1	Q2	Q3	Q4
Key Recurring Regulatory Filings				
Lost Fixed Cost Recovery **E-01345A-11-0224**	File Feb 15	Implement May 1		
Transmission Cost Adjustor **E-01345A-11-0224**		File May 15 Implement Jun 1		
2019 DSM/EE Implementation Plan **TBD**	2018 DSM Decision Expected March 2018	Jun 1: File 2019 Plan		Decision expected by end of 2018
2019 RES Implementation Plan **TBD**	2018 RES Decision Expected March 2018		Jul 1: File 2019 Plan	Decision expected by end of 2018
APS Rate Review/ Four Corners SCR Step Increase E-01345A-16-0036	Feb: Customer Transition Begins	May 1: File Year Two RCP Export Rate Apr: File Four Corners SCR Request	Sep 1: Year Two RCP Export Rate Implemented	
Resource Planning and Procurement E-00000V-15-0094	Decision expected in March 2018		Workshops begin for APS 2020 IRP	
Review and Modification of Current Net Metering Rules RE-00000A-17-0260		Staff Draft Rules Expected Q2		
Modification of the Federal Tax Reform Rate Adjustment AU-00000A-17-0379	Jan 9: APS TEAM filing Jan 31:Workshop			
Arizona Energy Modernization Plan E-00000Q-16-0289				

Other Key Dates	Q1	Q2	Q3	Q4
Arizona State Legislature	In session Jan 8 – End of Q2			
Elections			Aug 28: Primary	Nov 6: General

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PINNACLE WEST CAPITAL CORPORATION

Fourth Quarter and Full-Year 201726 NON-GAAP MEASURE RECONCILIATION $ millions pretax, except per share amounts 2017 2016 Operating revenues* 760$ 739$ Fuel and purchased power expenses* (204) (243) Gross margin 556 496 0.33$ Adjustments: Renewable energy and demand side management programs (31) (25) (0.04) Adjusted gross margin 525$ 471$ 0.29$ Operations and maintenance* (266)$ (208)$ (0.32)$ Adjustments: Renewable energy and demand side management programs (29) (19) 0.05 Adjusted operations and maintenance (237)$ (189)$ (0.27)$ * Line items from Consolidated Statements of Income Three Months Ended December 31, EPS Impact

Fourth Quarter and Full-Year 201727 NON-GAAP MEASURE RECONCILIATION $ millions pretax, except per share amounts 2017 2016 Operating revenues* 3,565$ 3,499$ Fuel and purchased power expenses* (981) (1,076) Gross margin 2,584 2,423 0.89$ Adjustments: Renewable energy and demand side management programs (112) (105) (0.04) Adjusted gross margin 2,472$ 2,318$ 0.85$ Operations and maintenance* (924)$ (911)$ (0.07)$ Adjustments: Renewable energy and demand side management programs (91) (83) 0.04 Adjusted operations and maintenance (833)$ (828)$ (0.03)$ * Line items from Consolidated Statements of Income Twelve Months Ended December 31, EPS Impact

Fourth Quarter and Full-Year 201728 NON-GAAP MEASURE RECONCILIATION $ millions pretax Operating revenues* 3,645$ - 3,705$ Fuel and purchased power expenses* (1,090) - (1,100) Gross margin 2,555 - 2,605 Adjustments: Renewable energy and demand side management programs (85) - (85) Adjusted gross margin 2,470$ - 2,520$ Operations and maintenance* 945$ - 965$ Adjustments: Renewable energy and demand side management programs (85) - (85) Adjusted operations and maintenance 860$ - 880$ * Line items from Consolidated Statements of Income 2018 Guidance

CONSOLIDATED STATISTICS

	3 Months Ended December 31, 2017	2016	Incr (Decr)	12 Months Ended December 31, 2017	2016	Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 353	$ 332	21	$ 1,792	$ 1,730	$ 62
Business	370	362	8	1,615	1,605	10
Total Retail	723	694	29	3,407	3,335	72
Sales for Resale (Wholesale)	18	30	(12)	80	95	(15)
Transmission for Others	11	7	4	46	28	18
Other Miscellaneous Services	5	6	(1)	21	32	(11)
Total Electric Operating Revenues	$ 757	$ 737	20	$ 3,554	$ 3,490	$ 64
ELECTRIC SALES (GWH)						
Retail						
Residential	2,552	2,671	(119)	13,207	13,195	12
Business	3,390	3,460	(70)	14,811	14,827	(16)
Total Retail	5,942	6,131	(189)	28,018	28,022	(4)
Sales for Resale (Wholesale)	597	1,045	(448)	2,875	3,767	(892)
Total Electric Sales	6,539	7,176	(637)	30,893	31,789	(896)
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	2,631	2,653	(22)	13,278	13,321	(43)
Business	3,353	3,440	(87)	14,727	14,772	(45)
Total Retail Sales	5,984	6,093	(108)	28,005	28,093	(88)
Retail sales (GWH) (% over prior year)	(1.8)%			(0.3)%		
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,086,642	1,066,711	19,931	1,080,665	1,061,814	18,851
Business	134,843	132,173	2,670	133,961	131,697	2,264
Total Retail	1,221,485	1,198,884	22,601	1,214,626	1,193,511	21,115
Wholesale Customers	35	46	(11)	40	46	(6)
Total Customers	1,221,520	1,198,930	22,590	1,214,666	1,193,557	21,109
Total Customer Growth (% over prior year)	1.9%			1.8%		
RETAIL USAGE - WEATHER NORMALIZED (KWh/ Average Customer)						
Residential	2,421	2,487	(66)	12,287	12,545	(258)
Business	24,868	26,026	(1,158)	109,934	112,166	(2,232)

29 Fourth Quarter and Full-Year 2017

Numbers may not foot due to rounding.

PINNACLE WEST CAPITAL CORPORATION

Fourth Quarter and Full-Year 201730 CONSOLIDATED STATISTICS 2017 2016 Incr (Decr) 2017 2016 Incr (Decr) WEATHER INDICATORS - RESIDENTIAL Actual Cooling Degree-Days 52 57 (5) 1,776 1,720 56 Heating Degree-Days 203 282 (79) 642 679 (37) Average Humidity 22% 29% (7)% 24% 27% (3)% 10-Year Averages (2005 - 2014) Cooling Degree-Days 44 44 - 1,766 1,766 - Heating Degree-Days 344 344 - 836 836 - Average Humidity 28% 28% - 25% 25% - ENERGY SOURCES (GWH) Generation Production Nuclear 2,264 2,276 (12) 9,411 9,384 27 Coal 1,506 2,376 (870) 7,140 6,687 453 Gas, Oil and Other 2,234 1,508 726 7,916 8,270 (354) Renewables 121 93 28 567 501 66 Total Generation Production 6,125 6,252 (127) 25,034 24,842 192 Purchased Power - - Conventional 414 753 (339) 5,061 5,737 (676) Resales 137 188 (51) 770 1,027 (257) Renewables 430 431 (1) 1,897 1,828 69 Total Purchased Power 981 1,372 (390) 7,728 8,592 (864) Total Energy Sources 7,106 7,624 (518) 32,762 33,433 (672) POWER PLANT PERFORMANCE Capacity Factors - Owned Nuclear 90% 90% - 94% 93% 1% Coal 41% 64% (23)% 49% 46% 3% Gas, Oil and Other 32% 22% 10% 28% 30% (2)% Solar 24% 22% 2% 28% 30% (2)% System Average 44% 46% (2)% 46% 46% - 3 Months Ended December 31, 12 Months Ended December 31, Numbers may not foot due to rounding.